Investor Presentation August 25, 2020 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000

FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward- looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and the impact of the acquisition of Opus Bank (“Opus” or “OPB”) and other acquisitions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, such as our recent acquisition of Opus, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 2

PACIFIC PREMIER BANCORP, INC.

Premier banking franchise in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	NASDAQ: PPBI
Market Capitalization(1)	$2.1 billion
Average Daily Volume(2)	619,248 shares
Common Shares Outstanding(3)	94,350,902
Dividend Yield(1)	4.7%
# of Research Analysts	5 Analysts
Client Focus	Small & Middle-Market Businesses
Branch Network	86 Full Service Branch Locations

Financial Highlights

Balance Sheet and Capital Ratios(3)		Profitability and Credit Quality(3)	
Assets	$20,517	**ROAA**	(2.61)%
Loans HFI	$15,083	**PPNR ROAA(4)**	1.60%
TCE / TA(4)	8.50%	**Efficiency Ratio(4)**	52.9%
Tier 1 Capital Ratio	11.32%	**NPA / Assets**	0.17%
Total RBC Ratio	15.69%	**ACL / Loans(5)**	2.02%

Branch Footprint



WASHINGTON
Salem
OREGON
San Francisco
Los Angeles
San Diego
Mexicali
ARIZONA
Phoenix
16
2
3
11
1
49
4

Pacific Northwest
Seattle MSA (15)
Portland MSA (2)
Other Washington (1)

Northern California
San Francisco MSA (3)

Central Coast California
San Luis Obispo (9)
Santa Barbara (2)

Nevada
Las Vegas (1)

Southern California
Los Angeles-Orange (31)
San Diego (7)
Riverside-San Bernardino (11)

Arizona
Phoenix (1)
Scottsdale (1)
Tucson (2)

Note: All dollars in millions
1. Market data as of August 24, 2020
2. 3-month average as of August 24, 2020
3. As of June 30, 2020 or for the three months ended June 30, 2020.
4. Pre-provision net revenue excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in appendix
5. Allowance for Credit Losses to loans held for investment, excluding SBA PPP loans

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

3

Q2 2020 RESULTS • Completed Opus Bank acquisition effective June 1, 2020 • Net loss of $99.1 million or $1.41 per share; driven by provision and merger-related expense Earnings • Pre-provision net revenue of $60.6 million(1), compared to $58.7 million(1) in Q1 2020, or a 3.1% increase • Net interest margin of 3.79%; core net interest margin of 3.59%(1) • Efficiency ratio of 52.9%(1) and noninterest expense of $76.6 million(2) • Deposits of $17.0 billion; non-maturity of 89% and noninterest-bearing checking of 35% of total deposits Deposits • Average cost of deposits decreased to 0.32% from 0.48% in Q1 2020 • Opus acquisition added $6.6 billion in deposits • Loan portfolio of $15.1 billion, an increase of $6.3 billion, or 72%, from Q1 2020 Loans • Loan / deposit ratio of 88.8%, compared to 96.3% in Q1 2020 • Opus acquisition added $5.9 billion in loans • Total delinquent loans decreased to 0.25% of total loan portfolio from 0.33% in Q1 2020 Asset • Nonperforming assets were 0.17% of total assets, a slight decrease from 0.18% in Q1 2020 Quality • Allowance for credit losses of $282.3 million and fair value net discount on acquired loans of $144.5 million • Net charge-offs of $4.7 million, or 0.04% of average loans • Issued $150.0 million of fixed-to-floating subordinated debt on June 15, 2020 Capital • Tangible book value per share of $17.58(1) • Declared quarterly dividend of $0.25 per share 1. Please refer to non-U.S. GAAP reconciliation in appendix 2. Noninterest expense, excluding merger related expense © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 4

KEY INVESTMENT HIGHLIGHTS • Financial performance in Q2 2020 impacted by Opus acquisition and COVID-19 pandemic . Provision for credit losses of $160.6 million Financial . $84.4 million Day 1 Opus provision Performance . $76.2 million Q2 provision, driven primarily by economic forecast . Merger-related expense of $39.3 million • Combined ACL and FV marks results in a 3.03% loss absorbing capacity on total loans, excluding PPP loans • Completed the sale of $1.1 billion PPP loans, approximate $19 million gain • One of the premier commercial bank franchises in the Western U.S. Strong • Benefits from strength and size of attractive Western U.S. markets Franchise • Comprehensive product offering targeting small & middle-market businesses • Strong culture with robust governance processes and experienced credit personnel Prudent Risk • Consistent excellent asset quality metrics and better-than-peer average credit losses and nonperforming loans Management • Proactive credit risk management – limited net loan growth over the last 8 quarters Experienced • Management team, on average, has over 25 years of banking experience Management • Continuous strengthening and improvement of executives and personnel • Deep in-market relationships drive client-focused business model © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 5

MANAGED LOAN GROWTH • Prudent, limited net loan growth and proactive credit risk management • PPBI has considered risks of growth at later stages of economic cycles June 2020 Acquired Opus Bank $16.0 ($5.9B loans(1)) $15.1 Originated $1.1B of PPP loans $14.0 July 2018 $12.0 Acquired Grandpoint No significant organic net loan growth over 7 quarters Capital, Inc. November 2017 ($2.4B loans) Acquired Plaza Bancorp $10.0 ($1.1B loans) $8.8 $8.8 $8.9 $8.8 $8.8 $8.7 $8.8 April 2017 $8.0 Acquired Heritage Oaks Bancorp ($1.4B loans) $6.2 $6.2 $6.3 $6.0 $4.9 $5.0 $4.0 $3.4 $2.0 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 2019 2020 Loans Held for Investment Note: All dollars in billions 1. After fair value adjustments © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 6

OPUS ACQUISITION UPDATE • Opus integration; teams came together quickly, functioning at a high level, relationship banking focused Integration/ • Systems conversion to occur first weekend in October 2020 Conversion • Pacific Premier Trust systems conversion expected to occur in first half of 2021 • Dan Borland – Senior EVP, Head of Commercial Real Estate & SBA – started 03/2020 - Previously Commercial Real Estate Banking Market Manager at Wells Fargo Key - Built Opus CRE lending platform from 2010 to 2015 Leadership Additions • Rich Immesberger – Senior EVP, President of Pacific Premier Trust – started 06/2020 - Previously National Head of Trust and Estate Services for BMO Harris Bank • Mark Gouvion – EVP, Head of Retail Banking – started 08/2019 - Previously Head of Retail Banking at Opus • Roehl Amante – SVP, Chief Audit Executive – started 06/2020 - Previously Audit Director at Opus; prior to Opus, audit executive at East West Bank • Estimated 25% cost savings at announcement Cost • Executing ahead of planned synergies, expected to exceed 25% Savings • 20 branches will be consolidated in conjunction with systems conversion Deposits/ • Repriced Opus deposits and reduced wholesale funding Funding • Added specialty lines of business with approximately $1.7 billion of core deposits at a cost of 0.04% © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 7

ATTRACTIVE DEPOSIT MIX • 89% of total deposits are non-maturity and 35% are noninterest-bearing demand • Deposit mix reflects our relationship-based business model Deposit Mix (% of Total) Q2 2020 % of Cost of Balance Total Deposits(1) Money Market Certificates of Deposit & Savings (dollars in thousands) 36% 11% Noninterest-bearing demand $ 5,899,442 35% 0.00% Interest-bearing demand 3,098,454 18% 0.24% Money market and savings 6,060,031 36% 0.52% Total non-maturity deposits 15,057,927 89% 0.43% Retail certificates of deposit 1,651,976 10% 0.54% Interest- Noninterest Wholesale/brokered certificates of deposit 266,790 1% 1.36% bearing -bearing Total certificates of deposit 1,918,766 11% 0.65% Demand Demand 18% 35% Total deposits $ 16,976,693 100% 0.32% Cost of Deposits(1) Non-Maturity Deposits (% of Total) 0.73% 0.72% 89% 88% 88% 0.58% 0.48% 85% 0.32% 82% Q2 Q3 Q4 Q1 Q2 Q2 Q3 Q4 Q1 Q2 2019 2019 2019 2020 2020 2019 2019 2019 2020 2020 1. Quarterly average cost © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 8

DIVERSIFIED BUSINESS LINES Specialized lines of business provide fee income and low-cost core deposits  Pacific Premier Trust (formerly PENSCO Trust) and Commerce Escrow Company acquired from Opus  Opus acquisition expected to result in 3x increase in PPBI’s pro forma annual noninterest income(1)  $1.7 billion in deposits with a blended deposit cost of 0.04%  Meaningful opportunities to expand both lines of business over time Annual Noninterest Cost of Income(2) Deposits Deposits(3) Pacific Premier Trust $29.5 million $1.2 billion 0.02% Commerce Escrow $6.0 million $500 million 0.09% Total $34.5 million $1.7 billion 0.04% Note: Financial information for three months ended March 31, 2020 Note: Noninterest income excludes gain on sale of investment securities 1. Includes $1.0 million reduction in interchange fees due to Durbin Amendment 2. 1Q 2020 annualized 3. Weighted average rate as of March 31, 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 9

PPBI Q2 2020 Financial Overview

CORE EARNINGS AND EFFICIENCY • Capital generation from pre-provision net revenue and operating efficiencies • Since 2013:  Compound annual growth for total revenue of 38% and pre-provision net revenue of 43%(1)(2)  Efficiency ratio improved from 64.7% to 52.9%(1) Revenue and Efficiency Ratio(1) Pre-Provision Net Revenue(1) $548.8 $494.6 $242.3 $482.5 $235.0 $224.1 $423.7 64.7% 61.3% $192.3 55.9% 53.6% 50.8% 52.6% $278.6 51.6% 52.9% $131.7 51.0% 1.99% 2.19% 1.84% 2.16% 1.96% 1.94% 2.03% 1.62% 1.60% $172.7 $79.0 $120.7 $52.2 $87.0 $67.3 $33.6 $23.4 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 (2) (2) (2) (2) 2020 2020 2020 2020 Total Revenue Efficiency Ratio Pre-Provision Net Revenue PPNR / Average Assets Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in appendix. 2. Assumes annualized total revenue and pre-provision net revenue © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 11

NET INTEREST MARGIN NIM contracted in Q2 2020, primarily driven by Fed rate cuts and the acquisition of Opus Factors Affecting Q2 2020 Net Interest Margin Reported and Core Net Interest Margin 4.48% 4.43% 4.44% 4.21% 4.25% 4.33% 4.24% 4.18% 3.79% 4.09% 4.06% 4.20% 4.18% 4.24% 4.13% 4.08% 3.93% 3.59% 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 2020 2020 Increase Decrease Reported Net Interest Margin Core Net Interest Margin (1) Loan Yields Cost of Deposits 5.59% 5.54% 5.32% 5.39% 5.45% 5.31% 5.52% 5.27% 4.77% 0.66% 5.31% 5.30% 5.28% 5.18% 5.18% 5.13% 5.04% 5.08% 4.57% 0.51% 0.48% 0.34% 0.34% 0.32% 0.32% 0.28% 0.28% 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 2013 2014 2015 2016 2017 2018 2019 Q1 Q2 2020 2020 2020 2020 Reported Loan Yield Core Loan Yield (1) Cost of Deposits 1. Please refer to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 12

LOSS ABSORPTION CAPACITY

Updated economic forecast for CECL Model:

- Utilized Moody's probability-weighted June economic forecast
- Q2 2020 Unemployment Rate of 14.1%; Real GDP Q2 change (32.3)%, and CRE Price Index Q2 change (46.5)%
- Economic recovery accelerates in second-half of 2021

Allowance for Credit Losses + Fair Value Mark

	Balance	% of Total Loans Held for Investment[3]
Allowance for Credit Losses	$ 282,271	2.02%
Plus: Fair Value Mark on Acquired Loans	144,521	1.03%
Total Allowance + Fair Value Mark[4]	**$ 426,792**	**3.03%**

Combined Loss Absorption Capacity

ACL Change Attributions ($ in millions)



$115.4
$97.1
$64.1
$9.0
$6.1
($9.4)
$282.3
ALLL Balance March 31, 2020
Acquired Day 1 Opus
Economic Forecast
Qualitative Factor
Asset Quality
Portfolio Mix
ACL Balance June 30, 2020
Increase
Decrease

Allowance for Credit Losses by Loan Type

(dollars in thousands)	3/31/2020 ACL Balance	3/31/2020 % of Loans HFI[3]	Opus Day 1 6/1/2020 ACL Balance	Opus Day 1 6/1/2020 % of Loans HFI[3]	6/30/2020 ACL Balance	6/30/2020 % of Loans HFI[3]
Investor loans secured by real estate						
CRE non-owner occupied	$ 15,896	0.78%	$ 9,341	1.25%	$ 63,007	2.26%
Multifamily	14,722	0.91%	53,323	1.40%	63,511	1.22%
Construction and land	9,222	2.44%	4,198	7.66%	18,804	5.26%
SBA secured by real estate[1]	935	1.52%	-	0.00%	2,010	3.38%
Business loans secured by real estate						
CRE owner-occupied	26,793	1.42%	8,430	2.48%	48,213	2.22%
Franchise real estate secured	7,503	2.02%	-	0.00%	13,060	3.58%
SBA secured by real estate[2]	4,044	4.84%	331	6.83%	4,368	5.11%
Commercial loans						
Commercial and industrial	15,742	1.08%	20,118	2.36%	41,967	2.05%
Franchise non-real estate secured	16,616	3.03%	-	0.00%	21,676	4.14%
SBA non-real estate secured	516	3.17%	964	1.48%	600	2.85%
Retail loans						
Single family residential	1,137	0.48%	198	0.45%	1,479	0.56%
Consumer loans	2,296	4.90%	206	3.39%	3,576	7.72%
Total ACL	**$ 115,422**	**1.32%**	**$ 97,109**	**1.64%**	**$ 282,271**	**2.02%**
Unfunded	11,636		8,568		22,023	
Total ACL & Unfunded	**$ 127,058**		**$ 105,677**		**$ 304,294**	

Note: All dollars in thousands, unless where noted
1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Excludes PPP loans
4. Adds back the FV discount to the loans held for investment

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

13

CAPITAL RATIOS Strong regulatory capital ratios Well-Capitalized Regulatory Q2 2020 Q1 2020 Q4 2019 Minimum Level(2) Consolidated PPBI Common Equity Ratio 12.94% 16.72% 17.09% N/A Tangible Common Equity Ratio(1) 8.50% 10.06% 10.30% N/A Leverage Ratio 12.00% 10.68% 10.54% 5.00% Common Equity Tier 1 Ratio (CET1) 11.32% 11.59% 11.35% 7.00% Tier 1 Ratio 11.32% 11.66% 11.42% 8.50% Risk Based Capital Ratio 15.69% 14.23% 13.81% 10.50% Pacific Premier Bank Leverage Ratio 13.49% 12.54% 12.39% 5.00% Common Equity Tier 1 Ratio (CET1) 12.73% 13.70% 13.43% 7.00% Tier 1 Ratio 12.73% 13.70% 13.43% 8.50% Risk Based Capital Ratio 14.81% 14.28% 13.83% 10.50% 1. Please refer to non-U.S. GAAP reconciliation in appendix 2. The higher of minimum well-capitalized or minimum well-capitalized plus capital conservation buffer © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 14

Loan Portfolio and Credit Quality

DIVERSIFIED LOAN PORTFOLIO

- **75% of loan portfolio is real estate secured**
- **Geographically diversified**

Loans by Type



Investor real estate secured 56%
Business real estate secured 17%
Commercial 25%
Consumer 2%

Loans by Geography[4]



Other CA 36%
WA 6%
AZ 6%
Other States 14%
Los Angeles 26%
Orange County 12%

	Q2 2020		
	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,783,692	18 %	4.41 %
Multifamily	5,225,557	35	4.15
Construction and land	357,426	2	5.81
SBA secured by real estate[2]	59,482	0	5.02
Total investor real estate secured	8,426,157	56	4.31
Business real estate secured			
CRE owner-occupied	2,170,154	14	4.56
Franchise real estate secured	364,647	2	5.19
SBA secured by real estate[3]	85,542	1	5.25
Total business real estate secured	2,620,343	17	4.67
Commercial			
Commercial and industrial	2,051,313	14	3.95
Franchise non-real estate secured	523,755	3	5.67
SBA non-real estate secured	21,057	0	5.38
SBA PPP	1,128,780	7	1.00
Total commercial	3,724,905	25	3.26
Consumer			
Single family residential	265,170	2	4.41
Consumer	46,309	0	2.50
Total consumer	311,479	2	4.14
Total loans held for investment	**$ 15,082,884**	**100 %**	**4.12 %**

Note: All dollars in thousands
Note: Except with respect to PPP loans, SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower
1. As of June 30, 2020 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

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MODIFICATIONS AS OF JUNE 30, 2020 Loan Modifications by Loan Type Loan Modifications Total Loan Modifications Closed Loan Loan Commercial Modifications Modifications Total Loan real estate (dollars in thousands) Closed In Process Modifications 51.7% CRE NOO $ 796,514 $ 4,840 $ 801,354 Multifamily 492,261 4,082 496,342 Multifamily Commercial and Industrial 91,558 21 91,579 21.9% CRE OO 363,104 734 363,838 Franchise 489,847 - 489,847 SFR and other SFR and other 11,690 - 11,690 0.5% Commercial Total $ 2,244,974 $ 9,677 $ 2,254,651 Franchise and 21.8% industrial % of total loans HFI 14.9% 0.1% 14.9% 4.1% Interest-Only vs. Full Payment Deferrals by Term Expiration of Modifications (1) Total Loan Modifications Closed Loan Modifications Closed (dollars in millions) 1,000 $940 900 Interest- Only 6M 800 4M 27% 700 3M Full $595 Payment 600 Months of 3M Deferrals 500 Deferral 73% $444 400 300 6M $216 200 4M 100 $19 $20 $3 - Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Note: Financial information as of June 30, 2020 Interest-Only Full Payment Deferrals 1. Based on executed modification date and temporary modification plan selected. Excludes expired modifications in May 2020. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 17

MODIFICATIONS CURRENT STATUS

Consistent communication and inquiry of clients' intentions

- $2.0 billion, or 91% of closed modifications, have been assessed as of August 21, 2020
- Initial focus on modifications expiring through August 2020 – 96% contacted
- 86% of borrowers contacted have indicated that they intend to resume normal loan payments
- Further discussion, evaluation and negotiation with those that cannot – PPB will seek borrower concessions

Modifications Current Status of Select Loan Segments as of August 21, 2020

(dollars in thousands)	Total Loan Modifications Closed[1]	% of Total Mods Contacted	Expiring Loan Mods[2]	% of Expiring Mods Contacted[2]	Will payments resume upon expiration of modification? Yes	No
CRE Non-owner Occupied[3]	$ 796,514	88.1%	$ 642,056	95.9%	72.5%	27.5%
CRE NOO Office	176,093	91.8%	155,982	95.6%	85.8%	14.2%
CRE NOO Retail	258,049	93.0%	231,688	99.6%	82.6%	17.4%
CRE NOO Hotel	270,187	84.0%	173,359	94.2%	41.7%	58.3%
Franchise Loans	489,847	94.8%	444,508	98.1%	97.6%	2.4%
Commercial & Industrial	91,558	86.8%	84,655	89.5%	75.5%	24.5%
CRE Owner Occupied	363,104	90.2%	331,528	95.1%	81.1%	18.9%
Multifamily	492,261	93.2%	478,089	96.0%	97.7%	2.3%
Total Loan Modifications	**$ 2,244,974**	**91.0%**	**$ 1,987,164**	**96.0%**	**85.8%**	**14.2%**

Note: Table excludes temporary loan modifications on SFR and Other Loans totaling $11.7 million
1. As of June 30, 2020
2. Expiring Mods defined as temporary loan modifications that expired in June, July or August of 2020
3. Includes Non-owner Occupied CRE Industrial/Other of $92.2 million

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

18

COVID-19 “AT-RISK” SEGMENTS ACL % and Loss Absorption Coverage % are both higher than aggregate portfolio At-Risk Loans by Loan Type, as of June 30, 2020 Avg. % % Loss Loan # of Loan Seasoning Modified Criticized Coverage (dollars in thousands) Balance Loans Size LTV DSCR in Months Loans Loans(1) Ratio(2) Notes Low LTV; no malls and minimal CRE NOO Retail $ 762,533 411 $ 1,855 50% 1.90 46 34% 0.43% 1.83% exposure to big-box retailers Generally low-rise and garden-style CRE NOO Office $ 764,677 307 $ 2,491 55% 1.73 37 23% 0.71% 2.48% Class B & C properties No large resort, conference centers or CRE NOO Hotel $ 388,068 112 $ 3,465 49% 1.98 57 70% 0.08% 9.34% casinos Small average loan size, no loan SBA Hotel/Motel $ 59,482 109 $ 546 70% 1.64 36 0% 7.83% 3.38% modifications (3) Seasoned operators, 91% are Quick Franchise Loans $ 888,402 849 $ 1,046 NA 1.45 28 55% 1.68% 3.91% Service Restaurants Total $ 2,863,162 1,788 $ 1,601 42% 1.00% 3.70% 1. Period-end category criticized loans / category loans 2. Loss Coverage Ratio defined as (Allowance for Credit Losses + Fair Value Discount) / category loan balance 3. Fixed Cost Coverage Ratio (FCCR) used for Franchise Loans in place of DSCR © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 19

CRE NON-OWNER OCCUPIED (“NOO”) Portfolio Characteristics – CRE Non-Owner Occupied Other Hotel and Loan Balance Outstanding* $2.8 billion 18% Motel 14% Number of Loans 1,431 Industrial By 14% Average Loan Size $1.9 million Property Type Retail Loan-to-Value (Weighted Average) 51% 27% DSCR (Weighted Average) 1.90x Office 27% Seasoning (Weighted Average) 44 months Delinquencies 0.11% (ACL + FV Mark) / Loans 2.98% *Excludes SBA loans WA Portfolio Fundamentals 4% Other NV States • Core competency for PPBI, an asset class which performed well for the bank 2% 9% Los Angeles during the Great Recession of 2008 AZ 24% 8% Other CA • Seasoned owners and managers of income properties By 10% Geography (1) Orange Ventura County • Secured by stabilized properties with recurring cash flows 1% 11% San Luis Santa Barbara Obispo San 4% 9% Diego Riverside • Strong underwriting standards with minimum DSCR of 1.25x and maximum 11% 5% loan-to-value of 75%, majority with personal guarantees San Bernardino 3% • Global cash flow and global DSCR for all loans over $1 million • Disciplined underwriting uses the lesser of actual or market rents and market 1. Based on state where primary real property collateral is located, if available, otherwise vacancy, not projections or pro forma borrower address is used. All California information is for respective county. © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 20

CRE NOO - RETAIL AND OFFICE

Retail:

By Geography[1]



WA
4%
Other States
12%
Los Angeles
30%
NV
3%
AZ
10%
Orange County
6%
Other CA
9%
Riverside
6%
San Diego
7%
Ventura
1%
San Bernardino
3%
Santa Barbara
3%
San Luis Obispo
6%

Office:

By Geography[1]



Other States
9%
WA
3%
Los Angeles
23%
NV
3%
AZ
7%
Orange County
19%
Other CA
3%
Ventura
1%
Santa Barbara
4%
San Diego
10%
Riverside
4%
San Luis Obispo
11%
San Bernardino
3%

1. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

Portfolio Characteristics – Retail and Office CRE NOO

	Retail	Office
Loan Balance Outstanding*	$763 million	$765 million
Number of Loans	411	307
Average Loan Size	$1.9 million	$2.5 million
Loan-to-Value (Weighted Average)	50%	55%
DSCR (Weighted Average)	1.90x	1.73x
Seasoning (Weighted Average)	46 months	37 months
Delinquencies	0.36%	0.00%
(ACL + FV Mark) / Loans	1.83%	2.48%

*Excludes SBA loans

Portfolio Fundamentals

Retail

- PPBI lends on seasoned Class B and C neighborhood centers in well established higher density markets
- No exposure to malls and minimal exposure to big-box retailers

Office

- PPBI lends on seasoned Class B and C properties located near job centers, with emphasis on metro markets and supporting suburbs
- Properties are generally low-rise and garden-style, with minimal exposure to Class A high-rise projects

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

21

CRE NOO – HOTEL, NON-SBA AND SBA

Demand Drivers



College/ University 1%
Conference/ Convention 0.4%
Urban/ Downtown 13%
Airport 9%
Interstate 14%
Leisure 14%
Suburban 43%
Military 2%
Resort/ Destination 4%

By Geography(1)



NV 2%
AZ 7%
Other States 16%
Other CA 6%
Los Angeles 12%
Orange County 6%
Santa Barbara 8%
Riverside 4%
San Luis Obispo 18%
San Diego 19%
San Bernardino 1%

Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower

1. Based on state where primary real property collateral is located, if available, otherwise borrower address is used. All California information is for respective county

Portfolio Characteristics – Hotel

Loan Balance Outstanding, Total	$448 million	
	CRE, non-SBA	**SBA**
Loan Balance Outstanding	$388 million	$59 million
Number of Loans	112	109
Average Loan Size	$3.5 million	$546,000
Loan-to-Value (Weighted Average)	49%	70%
DSCR (Weighted Average)	1.98x	1.64x
Seasoning (Weighted Average)	57 months	36 months
Delinquencies	0.08%	1.66%
(ACL + FV Mark) / Loans	9.34%	3.38%

Portfolio Fundamentals

- 55% flagged properties, 45% boutique hotels; 66% limited service
- No exposure to large conference center hotels, large resorts or casinos
- Loans to seasoned hotel operators, generally with significant resources
- Underwriting consistent with management's conservative approach
- SBA represents the retained, unguaranteed portion of outstanding balance

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

22

FRANCHISE LOANS Portfolio Characteristics – Franchise Loans Portfolio consists almost entirely of loans to QSRs, a well defined segment with a history Loan Balance Outstanding $888 million of resiliency in a recessionary environment % of Loans Secured by Real Estate Collateral 41% Jimmy Number of Relationships 217 John's 2% Jack In The Average Relationship Size $4.1 million Other Box 18% 3% Average Length of Relationship 41 months Zaxby's Burger 4% King Number of Loans 849 By 21% Franchise Average Loan Size $1.0 million (1) Wendy's Concept 4% FCCR* (Weighted Average) 1.45x Denny's Popeye's Dunkin' 4% 7% 16% Delinquencies 0.95% KFC 9% Sonic 12% (ACL + FV Mark) / Loans 3.91% Portfolio Fundamentals TX 13% • 91% of Franchise portfolio are Quick Service Restaurant (“QSR”) brands, fast food with national scale and the resources to innovate and command market share Other CA States 12% 30% By • 81% of the QSR franchise concepts in our portfolio profile to have drive-thru, takeout (3) Geography and/or delivery capabilities (2) NJ 12% • Borrowers have on average 22 years of franchise operating experience, and operate MI over 20 store locations on average 3% FL NC 6% IL NY OH 6% 3% GA 5% 6% • Principals provide personal guarantees, loans are cross collateralized and cross 4% defaulted 1. Other category includes 19 different concepts, none of which is more than 3% 2. Based on state where primary real property collateral is located, if available, otherwise borrower • Highly disciplined approach, maintain well-defined market niche with minimal exceptions address. Other category includes 27 different states, none of which is more than 2% 3. Based upon 2019 industry off-premise statistics compiled by Restaurant Research © 2020 Pacific Premier Bancorp, Inc. | All rights reserved * Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR 23

CRE TO CAPITAL CONCENTRATION RATIO Experience in managing CRE concentrations well in excess of 300% • CRE concentrations are well-managed across the organization, and semi annually stress tested CRE Concentration Ratio(1) 1000% Annualized Net Charge-Offs (2) Commercial Real Estate 0.09% Multifamily 0.05% 800% 627% Managed Growth 600% Decreased 499% Opus Grandpoint Acquisition 415% Acquisition 389% 385% 400% 372% 362% 365% 376% 356% 349% 336% 352% 340% 336% 341% 342% 332% 310% 316% 326% 306% 287% 287% 275% 285% 200% 0% 2008 2009 2010 2011 2012 2013 2014 2015 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio for 1Q 2020 and 2Q 2020 defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) 2. January 1, 2009 – March 31, 2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 24

CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers, including the 2008-2012 credit cycle Nonperforming Assets to Total Assets Comparison PPBI Peers 5.00% 4.39 4.26 4.29 4.50% 4.11 4.24 4.23 4.06 3.96 4.04 4.00% 4.30 3.77 3.62 3.48 3.39 3.50% 3.26 3.21 2.93 2.96 3.00% CNB PDNB Acquisition Acquisition 2.50% 2/11/11 4/27/12 2.00% 1.70 1.58 1.66 1.67 1.62 1.36 1.50% 1.31 1.24 1.18 1.08 0.91 1.00% 0.55 0.74 0.74 1.04 0.58 0.59 0.48 0.49 0.44 0.33 0.39 0.40 0.40 0.34 0.50% 0.20 0.21 0.32 0.48 0.38 0.15 0.12 0.18 0.17 0.40 0.17 0.11 0.17 0.02 0.01 0.07 0.11 0.07 0.00% Source: Federal Deposit Insurance Corporation (“FDIC”) Note: California peer group consists of all insured California institutions © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 25

DELINQUENT LOANS Low loan portfolio delinquency rates as of June 30, 2020 30-59 Days Past Due (% of Total Loans) 60-89 Days Past Due (% of Total Loans) 0.12% 0.09% 0.04% 0.04% 0.03% 0.04% 0.02% 0.02% 0.02% 0.01% 0.02% 0.03% 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 90+ Days Past Due (% of Total Loans) Total Delinquent Loans / Allowance for Credit Losses 53.5% 41.5% 38.5% 0.22% 32.1% 0.18% 25.0% 0.13% 0.11% 0.07% 0.07% 13.5% 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 26

ASSET QUALITY TRENDS Highly disciplined credit risk management, proactive loss mitigation strategies Special Mention Loans (% of Total Loans) Substandard Loans (% of Total Loans) 0.63% 0.65% 0.59% 0.52% 0.62% 0.60% 0.36% 0.42% 0.44% 0.45% 0.20% 0.24% 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 Nonperforming Loans (% of Total Loans) Annualized Net Charge-Offs (% of Average Loans) 0.24% 0.22% 0.14% 0.16% 0.17% 0.09% 0.09% 0.10% 0.06% 0.11% 0.06% 0.01% 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 27

PPBI’s Key Attributes

CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes © 2019 Pacific Premier Bancorp, Inc. | All rights reserved 29

ENVIRONMENTAL, SOCIAL, GOVERNANCE

Corporate giving and responsibility is a pillar of our business culture

We believe in doing our part to strengthen our communities through responsible employee business practices, robust corporate governance and shareholder friendly policies.

2019 Highlights[(1)]:

#1 Rating
ISS Composite QualityScore for Governance

$2,961,972
Charitable Community Support

5,196
Volunteer Hours

2019 Recycling

465,765 Pounds

233 Tons

Our employees are leaders working with our 300+ community partners:

- Serve on Boards and committees
- Provide financial and technical expertise
- Promote community development missions

By shredding and recycling we have saved:

3,959 Trees

466 Barrels of Oil

699 Cubic Yards of Landfill

1,630,176 Gallons of Water

1. Data from 1/1/2019-12/31/2019

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

30

CONCLUDING THOUGHTS  We have maintained a strong credit culture in both good times and bad  Emphasis on risk management has been, and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drives fundamentals for all stakeholders  We believe we are well-positioned to take advantage of opportunities which arise from this economic crisis  Shareholder value is our key focus – building long term value for our owners © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 31

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

	Q2 2019	Q1 2020	Q2 2020
Total stockholders' equity	$ 1,984,456	$ 2,002,917	$ 2,654,647
Less: Intangible assets	(900,162)	(887,671)	(995,716)
Tangible common equity	**$ 1,084,294**	**$ 1,115,246**	**$ 1,658,931**
Total assets	$ 11,783,781	$ 11,976,209	$ 20,517,074
Less: Intangible assets	(900,162)	(887,671)	(995,716)
Tangible assets	**$ 10,883,619**	**$ 11,088,538**	**$ 19,521,358**
Tangible common equity ratio	**9.96%**	**10.06%**	**8.50%**
Basic shares outstanding	60,509,994	59,975,281	94,350,222
Book value per share	$ 32.80	$ 33.40	$ 28.14
Less: Intangible book value per share	(14.88)	(14.80)	(10.55)
Tangible book value per share	**$ 17.92**	**$ 18.60**	**$ 17.58**

Note: All dollars in thousands, except per share data

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

33

NON-U.S. GAAP FINANCIAL MEASURES Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. Three Months Ended, 6/30/2019 3/31/2020 6/30/2020 Net Income (loss) $ 38,527 $ 25,740 $ (99,091) Plus: CDI amortization 4,281 3,965 4,040 Less: CDI amortization expense tax adjustment(1) 1,240 1,137 1,159 Net income for average tangible common equity $ 41,568 $ 28,568 $ (96,210) Average stockholders' equity $ 1,999,986 $ 2,037,126 $ 2,231,722 Less Average CDI 94,460 81,744 84,148 Less: Average goodwill 808,778 808,322 838,725 Average tangible common equity $ 1,096,748 $ 1,147,060 $ 1,308,849 Return on average equity(2) 7.71% 5.05% -17.76% Return on average tangible common equity(2) 15.16% 9.96% -29.40% Note: All dollars in thousands 1. CDI amortization expense adjusted by statutory tax rate 2. Annualized © 2020 Pacific Premier Bancorp, Inc. | All rights reserved 34

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of securities, OTTI impairment - securities, gain/(loss) on sale of other real estate owned, and gain/(loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 66,631	$ 115,970
Less: CDI amortization	764	1,014	1,350	2,039	6,144	13,594	17,245	3,965	4,040
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	14	9
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 60,928**	**$ 72,575**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 109,175	$ 130,292
Add: Total noninterest income (loss)	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	7,760	(21)
Less: OTTI impairment - securities	(4)	(29)	-	(205)	1	4	2	-	-
Less: Net gain (loss) from other real estate owned	-	-	-	-	46	281	52	-	(55)
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,085**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 115,890**	**$ 137,266**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**52.6%**	**52.9%**

Note: All dollars in thousands

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

35

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger related expenses from the net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2020	Q2 2020
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 123,789	$ 144,122
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	14,614	13,830
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	109,175	130,292
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475	6,898
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	123,650	137,190
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	66,631	115,970
Add: Merger related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724	39,346
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 58,743**	**$ 60,566**
Pre-provision net revenue (annualized)	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 234,972**	**$ 242,264**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,622,476**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$11,591,336**	**$15,175,310**
PPNR / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**0.51%**	**0.40%**
PPNR / Average Assets (annualized)	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**2.03%**	**1.60%**

Note: All dollars in thousands
1. Annualized

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

36

NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 111,406	$ 110,641	$ 112,335	$ 112,919	$ 109,175	$ 130,292
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848
Less: Premium amortization on CD	139	143	200	411	969	1,551	201	124	124	72	63	1,054
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)
Core net interest income	**$ 55,064**	**$ 71,565**	**$ 101,712**	**$ 143,486**	**$ 233,632**	**$ 375,078**	**$ 107,239**	**$ 105,460**	**$ 106,148**	**$ 106,851**	**$ 105,007**	**$ 123,532**
Average interest-earning assets	**$ 1,399,806**	**$ 1,750,871**	**$ 2,503,009**	**$ 3,414,847**	**$ 5,583,774**	**$ 8,836,075**	**$ 10,339,248**	**$ 10,363,988**	**$ 10,228,878**	**$ 10,347,009**	**$ 10,363,570**	**$ 13,831,914**
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.37%**	**4.28%**	**4.36%**	**4.33%**	**4.24%**	**3.79%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.21%**	**4.08%**	**4.12%**	**4.10%**	**4.08%**	**3.59%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 121,476	$ 121,860	$ 122,974	$ 119,353	$ 113,265	$ 133,339
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105	5,848
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-	(142)
Core loan interest income	**$ 54,848**	**$ 73,824**	**$ 106,710**	**$ 148,757**	**$ 238,126**	**$ 399,328**	**$ 117,510**	**$ 116,803**	**$ 116,911**	**$ 113,357**	**$ 109,160**	**$ 127,633**
Average loans	**$ 1,039,654**	**$ 1,424,727**	**$ 2,061,788**	**$ 2,900,379**	**$ 4,724,808**	**$ 7,527,004**	**$ 8,867,159**	**$ 8,779,440**	**$ 8,728,536**	**$ 8,700,690**	**$ 8,645,252**	**$ 11,242,721**
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.56%**	**5.57%**	**5.59%**	**5.44%**	**5.27%**	**4.77%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.31%**	**5.37%**	**5.34%**	**5.31%**	**5.17%**	**5.08%**	**4.57%**

Note: All dollars in thousands

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